                                                                   Exhibit 10.28



                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


        This Amendment is made as of October 15, 1998, by and between Mercury Air Group, Inc., a New York corporation (hereinafter referred to as "Employer"), and Mr. Joseph A. Czyzyk (hereinafter referred to as "Employee").

        WHEREAS, Employer and Employee entered into that certain Employment Agreement dated November 15, 1994 (the "Employment Agreement"); and

        WHEREAS, Employer and Employee agree to amend the Employment Agreement to reflect the wishes of the Compensation Committee of Employer with regard to Employee's bonus plan calculation and to enable the Employment Agreement to continue in full force and effect.

        NOW, THEREFORE, the parties hereby agree to amend the Employment Agreement as follows:

For purposes of all future bonus calculations pursuant to Paragraph Third, subparagraph (b) Fiscal 1998 EBIT shall be deemed to be $15,156,000 (effectively excluding the $7,050,000 loss attributable to Western Pacific Airlines) in determining the three year trailing average of EBIT.


        All other terms and conditions of the Employment Agreement remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                            MERCURY AIR GROUP, INC.


                                            /s/ Seymour Kahn
                                            ------------------------------------
                                            Seymour Kahn, Chairman of the Board



                                            /s/ Joseph A. Czyzyk
                                            ------------------------------------
                                            Joseph A. Czyzyk, Individually